Exhibit 10.59

QUAKER CHEMICAL CORPORATION

DIRECTORS’ DEFERRED COMPENSATION PLAN

(Amended and Restated as of January 1, 2005)

Section 1 - Statement of Purpose

This Plan is designed and implemented for the purpose of providing to the members of the Board who have made significant contributions to the Company’s success, the opportunity to accumulate capital on a tax-deferred basis, thereby increasing the incentive for such Directors to remain on the Board and to make the Company more profitable. This goal is accomplished through a pre-tax deferral of Board compensation and the deemed investment of those funds on a tax-deferred basis.

Section 2 - Definitions

2.1 “Account Balance” means the amount, as denominated in dollars, of a Participant’s account as indicated in the records of the Administrator.

2.2 “Administrator” means the person designated by the Company pursuant to Section 3.1 to administer the Plan on behalf of the Company.

2.3 “Beneficiary” means the person to whom the share of a deceased Participant’s total account is payable, as designated by a Participant in writing on a form satisfactory to the Company. In the absence of any living designated Beneficiary, a deceased Participant’s Beneficiary shall be the deceased Participant’s then living spouse, if any, for his or her life; if none, or from and after such spouse’s death, then the living children of the deceased Participant, if any, in equal shares, for each of their lives; and if none, or after the death of all such children, the estate of the deceased Participant.

2.4 “Board” means the Board of Directors of the Company, or any committee of such Board that is authorized to oversee, administer and amend the Plan.

2.5 “Code” means the Internal Revenue Code of 1986, as amended.

2.6 “Company” means Quaker Chemical Corporation and any successors that shall maintain this Plan. The Company is a corporation, with principal offices in the Commonwealth of Pennsylvania.

2.7 “Compensation” with respect to a Participant means all fees that would, but for this Plan, be payable to a Participant in cash by reason of serving on the Board or on committees of the Board.

2.8 “Director” means a member of the Board.

2.9 “Participant” means any Director who participates in the Plan as provided in Section 4 and has not for any reason become ineligible to participate further in the Plan.

2.10 “Plan” means the Quaker Chemical Corporation Directors’ Deferred Compensation Plan, as contained in this instrument, including all amendments thereto.

2.11 “Plan Participation Agreement” means the agreement signed by a Director authorizing the deferral of his or her Compensation to the Plan pursuant to Sections 4.2 and 5.1.

2.12 “Plan Year” means the Plan’s accounting year. Effective January 1, 2006, the Plan Year shall be the calendar year. Prior to January 1, 2006, the Plan Years were as follows:

(a) The six-month period beginning July 1, 2002, and ending December 31, 2002;

(b) The calendar year beginning January 1, 2003, and ending December 31, 2003;

(c) The period beginning January 1, 2004, and ending May 4, 2004;

(d) The period beginning May 5, 2004 and ending May 10, 2005; and

(e) The period beginning May 11, 2005 and ending December 31, 2005.

2.13 “Separation from Service” means a Participant’s death, retirement, or other termination of service with the Company and all affiliated companies, within the meaning of Treas. Reg. §1.409A-1(h) or any successor thereto.

2.14 “Vested” means the nonforfeitable portion of any account maintained on behalf of a Participant.

Section 3 - Plan Administration

3.1 Powers and Duties of the Administrator. The Company shall appoint the Administrator, who shall administer the Plan for the exclusive benefit of the Participants and their Beneficiaries, subject to the specific terms of the Plan. The Administrator shall administer the Plan in accordance with its terms and shall have the power and discretion to construe the terms of the Plan and to determine all questions arising in connection with the administration, interpretation, and application of the Plan. Any such determination by the Administrator shall be conclusive and binding upon all persons. The Administrator may establish procedures, correct any defect, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of the Plan; provided, however, that any procedure, discretionary act, interpretation or construction shall be done in a nondiscriminatory manner based upon uniform principles consistently applied. The Administrator shall have all powers necessary or appropriate to accomplish the duties under this Plan.

The Administrator shall be charged with the duties of the general administration of the Plan, including, but not limited to, the following:

(a) The discretion to determine all questions relating to the eligibility of a Director to participate or remain a Participant hereunder and to receive benefits under the Plan;

(b) To compute and make determinations with respect to the amount of benefits to which any Participant shall be entitled hereunder;

(c) To authorize and make nondiscretionary or otherwise directed disbursements to Participants;

(d) To maintain all necessary records for the administration of the Plan;

(e) To interpret the provisions of the Plan and to make and publish such rules for the regulation of the Plan as are consistent with the terms hereof;

(f) To prepare and implement a procedure to notify Directors that they may elect to have a portion of Compensation deferred or paid to them in cash; and

(g) To assist any Participant regarding his or her rights, benefits, or elections available under the Plan.

3.2 Records and Reports. The Administrator shall keep a record of all actions taken and shall keep all other books of account, records, and other data that may be necessary for proper administration of the Plan and shall be responsible for supplying all information and reports to the Company, Participants and Beneficiaries.

3.3 Information from Company. To enable the Administrator to perform the functions under the Plan, the Company shall supply full and timely information to the Administrator on all matters relating to the Compensation of all Participants, their retirement, death, disability, or termination of service as a member of the Board, and such other pertinent facts as the Administrator may require. The Administrator may rely upon such information as is supplied by the Company and shall have no duty or responsibility to verify such information.

3.4 Claims Procedure. Claims for benefits under the Plan may be filed with the Administrator on forms supplied by the Company. Written or electronic notice of the disposition of a claim shall be furnished to the claimant within 90 days after the application is filed. In the event the claim is denied, in whole or in part, the notice shall set forth in language calculated to be understood by the claimant (i) the specific reason or reasons for the denial, (ii) specific reference to pertinent Plan. provisions on which the denial is based, (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and (iv) a description of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the claimant’s right, if any, to bring a civil action under section 502(a) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), following an adverse benefit determination on review.

3.5 Claims Review Procedure. Any Director, former Director, or Beneficiary who has been denied a benefit by a decision of the Administrator pursuant to Section 3.4, or his or her authorized representative (the “claimant”), shall be entitled to request the Administrator to give further consideration to his or her claim by filing with the Administrator a request for a hearing. Such request, together with a written statement of the reasons why the claimant believes his or her claim should be allowed, shall be filed with the Administrator no later than 60 days after receipt of the notification provided for in Section 3.4. The claimant shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits. The Administrator shall then conduct a hearing within the next 60 days, at which the claimant shall have an opportunity to submit comments, documents, records, and other information relating to the claim without regard to whether such information was submitted or considered in the initial benefit determination. The Administrator shall make a final decision as to the allowance of the claim within 60 days of receipt of the appeal, unless special circumstances require an extension of time, in which case notice of the extension and circumstances shall be provided to the claimant prior to the termination of the initial 60-day period and a decision shall be rendered as soon as possible but not later than 120 days after receipt of the request for review; provided, however, in the event the claimant fails to submit information necessary to make a benefit determination on review, such period shall be tolled from the date on which the extension notice is sent to the claimant until the date on which the claimant responds to the request for additional information. The decision on review shall be written or electronic and, in the case of an adverse determination, shall include specific reasons for the decision, in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based. The decision on review shall also include (i) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, or other information relevant to the claimant’s claim for benefits, and (ii) a statement describing any voluntary appeal procedures offered by the Plan, and a statement of the claimant’s right, if any, to bring an action under section 502(a) of ERISA. No legal actions concerning a claimant’s benefit under the Plan may be brought prior to exhausting the Plan’s claims process and review process, as described in Section 3.4 and 3.5, in a timely manner.

Section 4 - Eligibility

4.1 Eligibility. The Company identified and notified those Directors who were serving on the Board on June 30, 2002. A Director whose service on the Board commences after June 30, 2002 shall be identified and notified of the Plan at that time. Participation in the Plan shall be voluntary.

4.2 Participation. A Director becomes a Participant in the Plan upon the execution and delivery by him or her and the Company of a Plan Participation Agreement. Elections by Participants with respect to a Plan Year beginning on or after January 1, 2006 shall be made before the first day of such Plan Year. With respect to the Plan Year beginning May 5, 2004, elections were required to be made before May 5, 2004. With respect to the Plan Year beginning May 11, 2005, elections were required to be made on or before March 15, 2005. In the first year in which a Director becomes eligible to participate in the Plan (or in any other plan which would be aggregated with this Plan under Treas. Reg. §1.409A-1(c)(2) or any successor thereto), the Director may make an election, within 30 days after the date the Director becomes eligible to Participate, with respect to Compensation for services to be performed subsequent to the election during that Plan Year (as determined under Treas. Reg. §1.409A-2(a)(7) or any successor thereto). Elections made (or deemed to be made pursuant to Section 5.1) with respect to any Plan Year are irrevocable on the last day an election may be made with respect to such Plan Year; provided, however, that an election made by a new Director with respect to a Plan Year on or after the first day of the Plan Year shall be irrevocable on the date the Director delivers to the Company a Plan Participation Agreement that he or she has executed.

4.3 Effective Date of Participation. A Director shall become a Participant effective as of the first day of the Plan Year for which a Plan Participation Agreement under Section 4.2 is in effect, provided that the Director is still serving on such date. A new Director shall become a Participant as of the first day for which his or her election to defer is effective.

4.4 Election Not to Participate. Any Director may elect not to participate in the Plan. A Director who fails to execute and deliver a Plan Participation Agreement in accordance with Section 4.2 shall be deemed to have elected not to participate in the Plan.

Section 5 - Contributions to the Plan

5.1 Participant’s Compensation Deferral. A Participant may elect to defer up to 100% of his or her Compensation each Plan Year. The total amount of Compensation that is deferred shall be considered as the Participant’s contribution to the Plan for that Plan Year. Deferral elections shall continue in effect from Plan Year to Plan Year unless changed or revoked by the Participant. Any change or revocation shall not be effective prior to the first day of the Plan Year beginning after the date on which such change or revocation is filed with the Company;

provided, however, that any change or revocation filed with the Company during 2005 shall become effective (i) May 11, 2005 if submitted on or before March 15, 2005, or (ii) January 1, 2006 if submitted after March 15, 2005.

5.2 Vesting of Contributions. Participant contributions shall be Vested at all times.

Section 6 - Participants’ Accounts

6.1 Maintenance of Participants’ Accounts. The Administrator shall maintain a separate account for each Participant, to which shall be credited Participants’ contributions. Accounts shall be credited for contributions as of the date the relevant amounts would otherwise have been payable to the Participant in cash. Each Participant’s account also shall be credited with any increases in value determined under Section 6.2. Each Participant’s account shall be charged with any withdrawals, distributions, or transfers permitted under the Plan. These Participant accounts shall be for recordkeeping purposes only and no actual funds will be deposited or set aside for any individual Participant or for the group of Participants as a whole.

6.2 Earnings or Losses Credited to Participant Accounts.

(a) Each Participant may from time to time designate the investment vehicle or vehicles which shall be used to determine the earnings and losses of his or her account from among available investment vehicles designated by the Administrator in its sole discretion. Any such designation shall be made at the time and in the manner prescribed by the Administrator. Each Participant’s Account Balance shall be adjusted on a daily basis to reflect the earnings and losses of the designated investment vehicle or vehicles. In the event that no designation is in effect under this Section 6.2(a) for any period, the Participant shall be deemed to have designated such default investment vehicle as may be designated by the Administrator.

(b) Notwithstanding Section 6.2(a), a Participant’s Account Balance as of any date shall not be less than the amount determined (i) by crediting his account with interest on a daily basis at the prime lending rate charged by the Company’s principal banking institution on January 1 of the calendar year for which such interest credit is made (or July 1, 2002, with regard to interest credits made during 2002); (ii) without regard to any contributions made on or after May 5, 2004; and (iii) without regard to any adjustments under Section 6.2(a).

6.3 Statements of Participants’ Accounts. The Administrator shall prepare or have prepared each quarter a statement for each Participant of his or her Account Balance and shall send such statement to the Participant.

Section 7 - Distributions

7.1 Distributions from the Plan. A Participant will be entitled to payment from the Company of an amount equal to his or her Account Balance upon the Participant’s Separation from Service. All payments shall be made during the 90-day period beginning on the date of the Participant’s Separation from Service, provided that, if such 90-day period overlaps more than one taxable year, the Participant (or Beneficiary) shall have no discretion to designate the taxable year in which any payment is made.

7.2 Form of Payment. Distribution shall be made in a single-sum payment equal to the Participant’s Account Balance.

7.3 Loans. Loans from the Plan are not permitted.

7.4 Distribution for Minor Beneficiary. In the event a distribution is to be made to a minor, then the Administrator may direct that such distribution be paid to the legal guardian, or if none, to a parent of such Beneficiary, or to the custodian of such Beneficiary under the Uniform Gifts to Minors Act or a similar statute, if such is permitted by the laws of the state in which said Beneficiary resides. Such a payment to the legal guardian, custodian or parent of a minor Beneficiary shall fully discharge the Company and the Plan from further liability on account thereof.

Section 8 - Amendment and Termination

8.1 Amendment. The Company shall have the right at any time to amend this Plan (whether before or after a Participant’s Separation from Service). However, no amendment shall be effective so as to reduce the amount of any Participant’s Account Balance, to reduce future interest credits (with respect to the Participant’s Account Balance attributable to contributions made prior to May 5, 2004) below the amount provided under Section 6.2(b) (as in effect prior to the amendment), to adversely affect the Participant’s right to adjustments for earnings or losses under Section 6.2(a), or to delay the payment of any amount to a Participant beyond the time that such amount would be payable without regard to such amendment, except to the extent such amendment or modification is determined by the Company to be necessary or appropriate to avoid additional tax under section 409A of the Code.

8.2 Termination. The Company shall have the right at any time to notify the Participants of the termination of the Plan by delivering to the Directors and Administrator written notice of such termination. Upon any such notice of termination, beginning with the following Plan Year no additional amounts may be deferred and credited to Participants’ accounts; however, Participants’ accounts shall continue to be credited with any increases or decreases in value pursuant to Section 6.2. In the event of termination, at the Company’s election, each Participant’s Account Balance shall be paid to the Participant in full to the extent permitted under Treas. Reg. §1.409A-3(j)(4)(ix) or any successor thereto (and, to the extent not distributable thereunder, shall remain payable in accordance with the terms of the Plan other than this Section 8.2).

Section 9 - Company-Owned Life Insurance

9.1 Company Owns All Rights. In the event that, in its discretion, the Company purchases a life insurance policy or policies insuring the life of any Participant to allow the Company to informally finance and/or recover, in whole or in part, the cost of providing the benefits hereunder, neither the Participant nor any Beneficiary shall have any rights whatsoever therein. The Company shall be the sole owner and beneficiary of any such policy or policies and shall possess and may exercise all incidents of ownership therein.

9.2 Participant Cooperation. If the Company decides to purchase a life insurance policy or policies on any Participant, the Company will so notify such Participant. Each Participant shall consent to being insured for the benefit of the Company and shall take whatever actions may be necessary to enable the Company to timely apply for and acquire such life insurance and to fulfill the requirements of the insurance carrier relative to the issuance thereof as a condition of eligibility to participate in the Plan.

9.3 Participant Misrepresentation. If (a) any Participant is required by this Plan to submit information to any insurance carrier; and (b) the Participant makes a material misrepresentation in any application for such insurance; and (c) as a result of that material misrepresentation the insurance carrier is not required to pay all or any part of the proceeds provided under that insurance, then the Participant’s (or the Participant’s Beneficiary’s) rights to any benefits under this Plan may be, in the sole discretion of the Board, reduced to the extent of any reduction of proceeds that is paid by the insurance carrier because of such material misrepresentation.

9.4 Suicide. Notwithstanding any other terms or provision of the Plan or the Plan Participation Agreement, if a Participant dies by reason of suicide and if the Company’s receipt of insurance proceeds is as a result reduced, then the Participant’s (or the Participant’s Beneficiary’s) rights to any benefits under this Plan may be, in the sole discretion of the Board, reduced to the extent of any reduction of proceeds that is paid by the insurance carrier.

Section 10 - Resignation and Removal of the Administrator

10.1 Resignation. The Administrator may resign at any time by written notice to the Board, which shall be effective 30 days after receipt of such notice unless the Administrator and the Board agree otherwise.

10.2 Removal. The Administrator may be removed by the Board on 30 days notice or upon shorter notice accepted by the Administrator.

10.3 Appointment of Successor. If the Administrator resigns or is removed, a successor shall be appointed, in accordance with Section 11, by the effective date of resignation or removal under this Section 10. If no such appointment has been made, the Administrator may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Administrator in connection with the proceeding shall be allowed as administrative expenses of the Plan.

Section 11 - Appointment of Successor Administrator

11.1 Successor Administrator. If the Administrator resigns or is removed in accordance with Section 10.1 or 10.2, the Board shall appoint a successor Administrator. The appointment shall be effective when accepted in writing by the new Administrator. The new Administrator shall have all of the rights and powers of the former Administrator.

Section 12 - The Administrator’s Consultant

12.1 Consultant. The Company agrees to the designation by the Administrator of NYLEX Benefits LLC (“NYLEX”), headquartered in Stamford, Connecticut, as the Administrator’s consultant (the “Administrator’s Consultant”) under this Plan. The Administrator shall have no responsibility for the performance of the duties of the Administrator’s Consultant.

12.2 Independent Consultant. It is recognized that NYLEX also acts as an independent consultant for the Administrator with respect to the Administrator’s obligations under the Plan.

12.3 Resignation or Removal of Consultant. The Administrator’s Consultant may resign at any time by delivery of written notice of resignation to the Administrator. The Administrator’s Consultant may be removed by the Administrator at any time by delivery of written notice of such removal to the Administrator’s Consultant. Any such resignation or removal shall take effect as of a future date specified in the notice, which date shall not be earlier than 30 days after such notice is delivered, or such earlier date as may be agreed to by the Administrator’s Consultant and the Administrator. As soon as practicable after the Administrator’s Consultant has resigned or has been removed hereunder, it shall deliver to the successor Administrator’s Consultant or to the Administrator all reports, records, documents, and other written information in its possession regarding the Plan, the Participants and Beneficiaries, and thereupon shall be paid all unpaid fees, compensation and reimbursements to which it is entitled and shall be relieved of all responsibilities and duties under the Plan.

12.4 Records to be Maintained. The Administrator’s Consultant shall maintain or cause to be maintained all of the records contemplated by the current agreement between the Administrator and the Administrator’s Consultant. The Administrator’s Consultant shall also perform such other duties and responsibilities under this Plan as agreed in writing between the Administrator’s Consultant and the Administrator.

12.5 Furnishing of Information. The Administrator shall furnish to the Administrator’s Consultant all the information necessary to determine the benefits payable to or with respect to each Participant and Beneficiary, and the name, address and Social Security number of each Participant and Beneficiary. The Administrator shall regularly, at least annually, or promptly at the request of the Administrator’s Consultant, furnish to the Administrator’s Consultant revised and updated information, including copies of any amendments or supplements to the Plan or the Administrator’s obligations. Based on the foregoing information, the Administrator’s Consultant shall prepare annual statements for each Participant and Beneficiary and shall furnish a copy of same to the Administrator. In the event the Administrator refuses or neglects to provide updated information, as contemplated herein, the Administrator’s Consultant shall be entitled to rely upon the most recent information furnished to it by the Administrator. The Administrator’s Consultant has no responsibility to verify information provided to it by the Administrator.

12.6 Annual Valuation. The Administrator’s Consultant shall assist the Administrator in providing all required Plan information to the Company. The Administrator’s Consultant shall also perform an annual actuarial valuation of the obligations under the Plan and the funding requirements therefor, based solely on the most recent information furnished to it by the Administrator.

Section 13 - Miscellaneous

13.1 Unsecured Company Liability. The obligation of the Company to make payments hereunder to a Participant shall constitute an unsecured liability of the Company. Such payments shall be made from the general funds of the Company, and the Company shall not be required to establish or maintain any special or separate fund, to purchase or acquire life insurance on a Participant’s life, or otherwise to segregate assets to assure that such payments shall be made. Neither a Participant nor any other person shall have any interest in any particular asset of the Company by reason of its obligations hereunder, and the right of any of them to receive payments under this Plan shall be no greater than the right of any other unsecured general creditor of the Company. Nothing contained in the Plan shall create or be construed as creating a trust of any kind or any other fiduciary relationship between the Company and a Participant or any other person.

13.2 No Contract of Employment. This Plan shall not be deemed to constitute a contract between the Company and any Participant or to be a consideration or an inducement for the service as a Director of any Participant. Nothing contained in this Plan shall be deemed to give any Participant the right to be retained as a Director regardless of the effect which any such cessation of service shall have upon him or her as a Participant in this Plan.

13.3 Nonalienation of Benefits. No benefit which shall be payable by this Plan to any person (including a Participant or his or her Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized by the Administrator or Company, except to such extent as may be required by law.

13.4 Designation of Beneficiary. Each Participant shall file with the Company a notice in writing, in a form acceptable to the Board, designating one or more Beneficiaries to whom payments becoming due by reason of or after his or her death shall be made. Participants shall have the right to change the Beneficiary or Beneficiaries so designated from time to time; provided, however, that no such change shall become effective until received in writing and acknowledged by the Company.

13.5 Payment to Incompetents. The Company shall make the payments provided herein directly to the Participant or Beneficiary entitled thereto or, if such Participant or Beneficiary has been determined by a court of competent jurisdiction to be mentally or physically incompetent, then payment shall be made to the duly appointed guardian, committee or other authorized representative of such Participant or Beneficiary. The Company shall have the right to make payment directly to a Participant or Beneficiary until it has received actual notice of the physical or mental incapacity of such Participant or Beneficiary and actual notice of the appointment of a duly authorized representative of his or her estate. Any payment to or for the benefit of a Participant or Beneficiary shall be a complete discharge of all liability of the Company therefor.

13.6 Authority to Establish a Trust. The Company shall have the right at any time to establish a trust to which the Company may transfer from time to time certain assets to be used by the trustee of such trust to satisfy some or all of the Company’s obligations and liabilities under the Plan. All assets held by such trust shall be subject to the claims of the Company’s creditors in the event of the Company’s Insolvency (as defined herein). The Company shall be considered Insolvent for purposes of said trust if: (a) the Company is unable to pay its debts as they become due; or (b) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Act.

13.7 Binding Effect. Obligations incurred by the Company pursuant to this Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Participant, his or her Beneficiaries, personal representatives, heirs, and legatees.

13.8 Entire Plan. This document and any amendments hereto contain all the terms and provisions of the Plan and shall constitute the entire Plan, any other alleged terms or provisions being of no effect.

13.9 Merger, Consolidation or Acquisition. In the event of a merger or consolidation of the Company with another corporation or entity, or the sale or lease of all or substantially all of the Company’s assets to another corporation or entity, or the acquiring of another corporation or entity of a right to elect at least 30% of the Board, then and in such event the obligation and responsibilities of the Company under this Plan shall be assumed by any such successor or acquiring corporation or entity, and all of the rights, privileges and benefits of the Participants hereunder shall continue.

Section 14 - Construction

14.1 Construction of this Plan. This Plan is intended to comply with the requirements of section 409A of the Code and shall be construed and interpreted in accordance therewith in order to avoid the imposition of additional tax thereunder. This Plan shall otherwise be construed and enforced according to the laws of the Commonwealth of Pennsylvania, other than its laws respecting choice of law.

14.2 Enforceability. If any term or condition of this Plan shall be invalid or unenforceable to any extent or in any application, then the remainder of the Plan, and such term or condition except to such extent or in such application, shall not be affected thereby, and each and every term and condition of the Plan shall be valid and enforced to the fullest extent and in the broadest application permitted by law.

14.3 Number. Wherever any words are used herein in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply.

14.4 Headings. The headings and subheadings of this Plan have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof.

14.5 Uniformity. All provisions of this Plan shall be interpreted and applied in a uniform, nondiscriminatory manner. In the event of any conflict between the terms of this Plan and any summaries or other descriptions of this Plan, the Plan provisions shall control.

IN WITNESS WHEREOF, the Company has caused this Plan to be executed in its name and behalf this 19 th day of November, 2008.

QUAKER CHEMICAL CORPORATION

By:	/s/ D. Jeffry Benoliel
Name:	D. Jeffry Benoliel
Title:	VP-Global Strategy, General Counsel & Corporate Secretary